UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WEJO GROUP LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

Wejo Group Limited

Canon’s Court

22 Victoria Street

Hamilton H12, Bermuda

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value $0.001 per share	The NASDAQ Stock Market LLC
Warrants exercisable for one Common Share of Wejo Group Limited at a price of $11.50 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-257964

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common shares and warrants of Wejo Group Limited. The description of the common shares and warrants contained in the proxy statement/prospectus forming a part of the Registration Statement on Form S-4, as originally filed with the Securities and Exchange Commission on July 16, 2021, as amended from time to time (Registration No. 333-257964) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

List below all exhibits filed as a part of this registration statement:

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith or incorporated by reference herein because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Wejo Group Limited

By:	/s/ John Maxwell
	Name:	John Maxwell
	Title:	Chief Financial Officer
	Date:	November 18, 2021